EXHIBIT 5

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

August 8, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:

Professionals Direct, Inc. - Registration Statement on Form S-8 for the
Professionals Direct, Inc. Outside Directors' Deferred Compensation Plan and
Professionals Direct, Inc. Employee and Director Stock Purchase Plan (collectively, the
"Plans")

Dear Sir or Madam:

                    We represent Professionals Direct, Inc., a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Act") to register 70,000 shares of the Company's common stock, no par value ("Common Stock").

                    As counsel for the Company, we are familiar with its Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that any and all shares of Common Stock that are the subject of the Registration Statement will, when issued in accordance with the Plans, be legally issued, fully paid and nonassessable.

                    These opinions are limited to the matters specifically referred to in the letter and are effective as of the date of this opinion. No expansion of our opinions may be made by implication or otherwise. This opinion is for use in connection with the Registration Statement and may not be relied on in connection with other matters.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Plans.

WARNER NORCROSS & JUDD LLP

By	/s/ Gordon R. Lewis
Gordon R. Lewis A Partner